Exhibit 10.12

UpSNAP Inc.
134 Jackson St
PO Box 2399
Davidson NC 28036
July 10th 2006

Dear Tony,

This letter sets out our prior verbal arrangement for the following:

Richard Jones, VP duties for UpSNAP, to be paid at $10,000 per month. This is an at will relationship.

Please confirm.

Sincerely,

/s/ Tony Philipp
Tony Philipp,
CEO UpSNAP Inc.

Confirmed:

/s/ Richard Jones